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EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-80301, 333-16205, 333-37138, 333-40276,
333-47033 and 333-71151, 333-82752 and 333-104968) and Form S-3 (file No.
333-103539) of PAREXEL International Corporation of our report dated August 14, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PriceWaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 12, 2003